SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 29, 2011

HOLLOMAN ENERGY CORPORATION
(Name of Small Business Issuer in its charter)

Nevada	000-52419	77-0643398
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

333 North Sam Houston Parkway East, Suite 600, Houston, Texas, 77060
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-0193
_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 29, 2011 we entered into a definitive Oil and Gas Farm-In Agreement with Brandenburg Energy Corp. ("Brandenburg"), Australian-Canadian Oil Royalties Ltd. (“ACOR”) and Eli Sakhai (“Sakhai”) on Petroleum Exploration Licenses (“PELs”) 112 and 444 (the “Agreement”). The Agreement provides that Brandenburg may earn a 44% undivided working interest in PEL 112 and PEL 444 (the “Farm-In Interest”). Brandenburg has paid us a non-refundable fee of $104,355 and will issue us 1,000,000 shares of its common stock with a current market value of approximately $384,000 in connection with the Agreement. To earn the Farm-In Interest, Brandenburg is required to fund exploration and development expenditures (the “Earning Obligations”) totaling AUD$16,300,000 (USD$17,437,357) including:

•	AUD$150,000 (USD$156,857) which has been advanced directly to us, for use in the completion of seismic work area clearance on PEL 112;

•	AUD$600,000 (USD$642,000) which is currently held in escrow with our attorney for use in initiating the acquisition of 125 square kilometres of 3D seismic data on PEL 112;

•	AUD$2,900,000 (USD$3,103,000) to be paid to us on or before September 20, 2011 for use in completing the acquisition of 125 square kilometres of 3D seismic data on PEL 112;

•	AUD$4,500,000 (USD$4,815,000) to be paid to us on or before September 20, 2011 covering the dry hole costs of a three (3) well drilling program on PEL 112;

•
AUD$600,000 (USD$642,000) to be paid to us on or before February 1, 2012 for use in the completion of seismic work area clearance and initiating the acquisition of 125 square kilometres of 3D seismic data on PEL 444;

•	AUD$3,050,000 (USD$3,263,500) to be paid to us on or before April 30, 2012 use in completing the acquisition of 125 square kilometres of 3D seismic data on PEL 444; and

•	AUD$4,500,000 (UAD$4,815,000) to be paid to us on or before May 31, 2012 covering the dry hole costs of a three (3) well drilling program on PEL 444.

Brandenburg will earn its Farm-In Interest on a license-by-license basis such that the Farm-In Interest in each license shall be conveyed upon completion of the Earning Obligations related to that license. Upon completion of the Earning Obligations on either PEL 112 or PEL 444, the current working interest holders will transfer to Brandenburg the following working interest percentages in the relevant license:

(a)	We will contribute an undivided 26.70% working interest in the relevant license;
(b)	ACOR willl contribute an undivided 8.65% working interest in the relevant license; and
(c)	Sakhai shall contribute an undivided 8.65% working interest in the relevant License.

Brandenburg may terminate the Agreement any time before it has earned the Farm-In Interest in a license. In that event Brandenburg will not be entitled to any interest in either license unless it has satisfied its Earning Obligations in respect of such license and shall not be entitled to any refund or reimbursement of amounts paid or common stock issued to us under the Agreement. If Brandenburg is in breach of any of the material terms of the Agreement, we have the option, but not the obligation, to substitute ourselves or a third party to undertake Brandenburg’s remaining obligations under this Agreement, including any uncompleted Earning Obligations, in exchange for the right to earn the Farm-In Interest in each of the licenses in accordance with the terms and conditions of the Agreement

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We have agreed with Brandenburg to act as joint-operators of PEL 112 and PEL 444 during the earning period.

Under the terms of the Agreement, in the event any well drilled as part of the six (6) well program on PEL 112 and PEL 444 tests positively for commercially viable production of oil or gas, Brandenburg will also pay 50% of the total completion costs of such well(s). Other working interest holders, including us, will pay their portion of the residual 50% of completion costs on a pro-rata basis.

The effective date of the Agreement is the date upon which Brandenburg receives written approval of the Agreement from the TSX Venture Exchange. On the effective date, advances and common stock under the Agreement will be earned, and any amounts escrowed with our attorney will be released to us.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Oil & Gas Farm-In Agreement, Petroleum Exploration Licenses 112 and 444 dated July 29, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLOMAN ENERGY CORPORATION

Date: August 4, 2011	By:	Robert Wesolek
Robert Wesolek,
Chief Financial Officer

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